SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549


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                               FORM 8-K



                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




                            January 24, 2001
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                     (Date of earliest event report)



                          WEYERHAEUSER COMPANY
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            (Exact name of registrant as specified in charter)

         Washington                  1-4825            91-0470860
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       (State or other            (Commission        (IRS Employer
       jurisdiction of             File Number)      Identification
       incorporation or                                  Number)
       organization)


                     Federal Way, Washington 98063-9777
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                  (Address of principal executive offices)
                                (zip code)

              Registrant's telephone number, including area code:
                             (253) 924-2345

Item 5.  Other Events

On January 24, 2001, Weyerhaeuser Company issued a press release stating the following:

"FEDERAL WAY, Wash.-Weyerhaeuser Company (NYSE: WY) today announced fourth-quarter earnings of $194 million, or 88 cents per share. This compares with $174 million, or 79 cents per share, for the same period last year.

Net sales for the fourth quarter were $4 billion compared with $3.6 billion last year.

For the year, Weyerhaeuser reported earnings of $840 million, or $3.72 per share, compared with $527 million, or $2.56 per share, in 1999. Net sales for the year were a record $16 billion due to improved pulp and paper markets and the additions of the MacMillan Bloedel and Trus Joist operations. This compares with net sales of $12.8 billion the prior year.

The 2000 earnings include a nonrecurring item related to a nationwide settlement of hardboard siding claims. Earnings before this charge were $922 million, or $4.08 per share. Net earnings before nonrecurring items in 1999 were $681 million, or $3.31 per share. Results for 2000 reflect 53 weeks of operations compared with 52 weeks in 1999.

'Our results reflect the quality and commitment of Weyerhaeuser people to take the steps necessary to create a global leader in our industry while maintaining their focus on safety and our customers,' said Steven R. Rogel, chairman, president and chief executive officer. 'I'm particularly proud that we have produced these results while successfully integrating more than 13,000 employees from MacMillan Bloedel and Trus Joist into our company.'

'As we ended the year, market conditions were mixed for our product lines,' Rogel continued. 'Our outlook for the first quarter remains cautious as we are seeing signs of a slower domestic economy and weaker Asian markets. However, lower interest rates should help maintain the current level of housing starts throughout the year. The company's focus in 2001 will remain on improving operational efficiencies, streamlining delivery of internal support services and continuing to capture the synergies of the MacMillan Bloedel and Trus Joist acquisitions.'

Results by segment for the fourth quarter were:

 . Timberlands-Operating earnings were $139 million compared with $143 million for the same quarter last year. The performance of the sector strengthened during the fourth quarter after being hurt by lower harvest levels and weaker domestic log markets during the third quarter. The normal seasonal improvement in timber harvest contributed to fourth quarter results. The company expects earnings from Timberlands in the first quarter 2001 to be down slightly from fourth quarter 2000 results.

 . Wood Products-Operating earnings were $19 million. This compares with $107 million for fourth quarter 1999. Prices in the fourth quarter remained weak, continuing a trend begun in the second quarter. In response to market conditions, Weyerhaeuser's wood products operations took significant downtime or adjusted operating schedules during the fourth quarter. Demand and pricing for engineered wood products, however, remained strong as they had throughout the year. Weyerhaeuser believes earnings from Wood Products will remain soft in the first quarter.

 . Pulp, Paper and Packaging-Operating earnings for fourth quarter were $263 million compared with $130 million last year. Improved operating efficiencies produced strong results despite extensive market-related downtime taken during the quarter. Market conditions for most products were stable during the early part of the quarter, but weakened in December. Earnings for the Pulp, Paper and Packaging sector in the first quarter of 2001 are expected to be somewhat lower when compared to fourth quarter 2000.

 . Real estate and related assets-Operating earnings were $78 million compared with $43 million the same quarter in 1999. Strong housing markets in the sector's operating areas, along with improving margins, contributed to the increase in earnings compared to the previous year. At year-end, these housing markets remained strong, but the company expects earnings will be seasonally lower in the first quarter.

Weyerhaeuser also announced:

 . Synergies from the MacMillan Bloedel and Trus Joist acquisitions totaled $139 million during 2000-well ahead of the projected first-year synergies of $100 million.

 . Fourth quarter charges associated with transition costs related to the integration of MacMillan Bloedel and Trus Joist totaled $13 million. For 2000, the company incurred $56 million in charges associated with the integration.

 . The company repurchased 16.2 million shares between February and August.

As previously announced on Nov. 29, 2000, Weyerhaeuser commenced a tender offer to acquire all of the outstanding shares of Willamette Industries for $48 per share in cash. The tender offer is scheduled to expire on Feb. 1, 2001 at 5 p.m. EST, unless otherwise extended.

Weyerhaeuser will hold a conference call on Jan. 24 to discuss results of the fourth quarter at 8:30 a.m. PST (11:30 a.m. EST). To access the conference call, listeners calling from within North America should dial 1-877-461-2816 at least 15 minutes prior to the start of the conference. Those wishing to access the call from outside North America should dial 1-416-695-5261. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 1-888-509-0082 within North America and at 1-416-695-9765 from outside North America. The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com and clicking on the "Listen to our conference call" link.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2000, sales were $16 billion. It has offices or operations in 17 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
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

This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various US business segments; performance of the company's manufacturing operations; the types of logs harvested in the company's logging operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the US dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings."


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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WEYERHAEUSER COMPANY


                                            By  /s/ K.J. Stancato
                                                -----------------------------
                                           Its: Vice President and Controller

Date:  January 26, 2001